SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF
THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of Earliest Event Reported): December 29, 2015

RGC RESOURCES, INC.
(Exact name of Registrant as specified in its charter)

Virginia	000-26591	54-1909697
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

519 Kimball Ave., N.E. Roanoke, Virginia	24016
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: 540-777-4427

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 240.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13c-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01.    ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

On December 29, 2015, RGC Midstream, LLC (“Midstream”), a wholly owned subsidiary of RGC Resources, Inc. (“Resources”), entered into a Credit Agreement (the “Agreement”) and related Promissory Notes (the “Notes”) with Union Bank & Trust and Branch Banking & Trust (collectively the “Banks”), under which Midstream may borrow up to a total of $25,000,000, over a 5 year period, with an interest rate of 30-day LIBOR plus 1.60%. Midstream issued the Notes to provide financing for its 1% interest in the Mountain Valley Pipeline, LLC (the “MVP”).

The Agreement includes certain events of default to which the Notes are subject including payment default, limitations on additional Midstream indebtedness, bankruptcy, insolvency or similar events. Midstream may, at its option, prepay the Notes in whole or in part at any time, subject to certain payment limitations and notice requirements set forth in the Agreement. The repayment of the Notes may be accelerated upon the occurrence of default as defined in the Agreement.

The Agreement sets forth certain representations, warranties and covenants to which Midstream is subject, including financial covenants that limit Consolidated Long Term Indebtedness to not more than 65% of Consolidated Total Capitalization and Priority Indebtedness to not more than 15% of Consolidated Total Assets.

Interest on the Notes is due monthly with the outstanding balance on the Notes due in full on December 29, 2020. The Notes are unsecured. In accordance with the terms of the Agreement, at such point in time as Midstream has borrowed $17,500,000 under the Notes, Midstream is required to provide the next $5,000,000 towards its MVP investment. Once Midstream has completed the $5,000,000 contribution, it may resume borrowing under the Notes up to the $25,000,000 limit.

On the same date, Resources entered into a Guaranty in favor of the Banks (the “Guaranty”) by which it guarantees Midstream’s payment and performance on the Notes.

The Agreement and Notes are attached as Exhibits 10.1, 10.2, and 10.3. The form of the Guaranty is attached as Exhibit 10.4. The foregoing summaries of the Agreement, Notes and Guaranty are not complete and are qualified in their entireties by reference to the full text of such documents.

ITEM 2.03	CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT.

The information required by this Item 2.03 is set forth in Item 1.01 above in respect of the Agreement, the Notes and Guaranty, which are incorporated herein by reference.

ITEM 9.01.    FINANCIAL STATEMENT AND EXHIBITS.

(d)    Exhibits.

10.1	Credit Agreement among RGC Midstream, LLC, Union Bank & Trust and the Other Lenders Party Hereto dated December 29, 2015.

10.2	Promissory Note in the principal amount of $15,000,000 in favor of Union Bank & Trust due December 29, 2020.

10.3	Promissory Note in the principal amount of $10,000,000 in favor of Branch Banking & Trust due December 29, 2020.

10.4	Unconditional Parent Guaranty by RGC Resources, Inc. in favor of Union Bank & Trust and Branch Banking & Trust dated December 29, 2015.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RGC RESOURCES, INC.

Date: December 31, 2015	By: /s/Paul W. Nester

Paul W. Nester
Vice President, Secretary, Treasurer and CFO